As filed with the Securities and Exchange Commission on October 30, 2014

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________
FORM S‑8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________
WESTERN ALLIANCE BANCORPORATION
(Exact name of registrant as specified in its charter)
___________

Delaware	88-0365922
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
___________

One E. Washington St., Suite 1400
Phoenix, Arizona 85004
(Address of Principal Executive Offices) (Zip Code)
___________
WESTERN ALLIANCE BANCORPORATION 2005 STOCK INCENTIVE PLAN
(Full title of the plan)
___________

Robert Sarver
Chief Executive Officer
Western Alliance Bancorporation
One E. Washington St., Suite 1400
Phoenix, Arizona 85004
(602)-389-3500
(Name, address telephone number, including area code, of agent for service)
___________________________________________
With a copy to:
Steven D. Pidgeon
DLA Piper LLP (US)
2525 East Camelback Road, Suite 1000
Phoenix, Arizona 85016
(480) 606-5100
___________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee (3)
Common Stock, par value $0.0001 per share	2,000,000 (2)	$24.64	$49,280,000	$5,726.34

(1)    The shares of Common Stock, par value $0.0001 per share (“Common Stock”), of Western Alliance Bancorporation (the “Registrant”) set forth in the Calculation of Registration Fee table and which may be offered pursuant to this Registration Statement include, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), such additional number of shares of the Registrant’s Common Stock as may be issuable as a result of any stock splits, stock dividends or similar events.

(2)     This Registration Statement covers 2,000,000 additional shares of Common Stock of the Registrant available for issuance under the Registrant’s 2005 Stock Incentive Plan, as amended.

(3)    Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of the Registrant’s shares of Common Stock on October 27, 2014, which prices were $24.97 and $24.31, respectively.

This Registration Statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act.

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8 is to register an additional 2,000,000 shares of Common Stock, par value $0.0001 per share, for issuance pursuant to the Western Alliance Bancorporation 2005 Stock Incentive Plan, as amended.  In accordance with General Instruction E to Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 (Registration No. 333-127032) previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on July 29, 2005, the Registrant’s Registration Statement on Form S-8 (Registration No. 333-145548) previously filed by the Registrant with the Commission on August 17, 2007, the Registrant’s Registration Statement on Form S-8 (Registration No. 333-162107) previously filed by the Registrant with the Commission on September 24, 2009, and the Registrant’s Registration Statement on Form S-8 (Registration No. 333-183574) previously filed by the Registrant with the Commission on August 27, 2012 are incorporated herein by reference, except as amended hereby.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.
EXHIBITS

4.1
Articles of Conversion of Western Alliance Bancorporation, as filed with the Nevada Secretary of State on May 29, 2014 (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed with the Commission on June 3, 2014).

4.2
Certificate of Conversion of Western Alliance Bancorporation, as filed with the Delaware Secretary of State on May 29, 2014 (incorporated by reference to Exhibit 3.2 of the Registrant’s Form 8-K filed with the Commission on June 3, 2014).

4.3
Certificate of Incorporation of Western Alliance Bancorporation, as filed with the Delaware Secretary of State on May 29, 2014 (incorporated by reference to Exhibit 3.3 of the Registrant’s Form 8-K filed with the Commission on June 3, 2014).

4.4
Certificate of Designation of Non-Cumulative Perpetual Preferred Stock, Series B of Western Alliance Bancorporation, as filed with the Delaware Secretary of State on May 29, 2014 (incorporated by reference to Exhibit 3.4 of the Registrant’s Form 8-K filed with the Commission on June 3, 2014).

4.5	Bylaws of Western Alliance Bancorporation, effective September 22, 2014 (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed with the Commission on September 29, 2014).

4.6	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed with the Commission on June 3, 2014).

4.7
Warrant, dated November 21, 2008, by and between Western Alliance Bancorporation and the United States Department of the Treasury (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-K filed with the Commission on November 25, 2008).

4.8
Senior Debt Indenture, dated August 25, 2010, between Western Alliance Bancorporation and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed with the Commission on August 25, 2010).

4.9
First Supplemental Indenture, dated August 25, 2010, between Western Alliance Bancorporation and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-K filed with the Commission on August 25, 2010).

4.10	Form of 10.00% Senior Notes due 2015 (incorporated by reference to Exhibit 4.3 to the Registrant’s Form 8-K filed with the Commission on August 25, 2010).

5.1	Opinion of Randall S. Theisen, Esq. regarding the validity of the Common Stock registered hereby.

23.1	Consent of McGladrey LLP.

23.2	Consent of Randall S. Theisen, Esq. (included in Exhibit 5.1).

24.1	Powers of Attorney (included as part of the signature page to this Registration Statement).

99.1
Western Alliance Bancorporation 2005 Stock Incentive Plan, as amended (incorporated by reference to Appendix G of the Registrant’s definitive Proxy Statement on Schedule 14A filed with the Commission on April 2, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on October 30, 2014.

WESTERN ALLIANCE BANCORPORATION
By:	/s/	Robert Sarver
Robert Sarver
Chairman and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below appoints Robert Sarver or Dale Gibbons, jointly and severally, each in his own capacity, as true and lawful attorneys-in-fact, with full power of substitution in such person’s name, place and stead, in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature		Title	Date

By:	/s/ Robert Sarver Robert Sarver	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	October 30, 2014

By:	/s/ Dale Gibbons Dale Gibbons	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 30, 2014

By:	/s/ J. Kelly Ardrey Jr. J. Kelly Ardrey Jr.	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	October 30, 2014

By:	/s/ Bruce D. Beach Bruce D. Beach	Director	October 30, 2014

By:	/s/ William S. Boyd William S. Boyd	Director	October 30, 2014

By:	/s/ Steven J. Hilton Steven J. Hilton	Director	October 30, 2014

By:	/s/ Marianne Boyd Johnson Marianne Boyd Johnson	Director	October 30, 2014

By:	/s/ Cary Mack Cary Mack	Director	October 30, 2014

By:	/s/ Todd Marshall Todd Marshall	Director	October 30, 2014

By:	/s/ M. Nafees Nagy, M.D. M. Nafees Nagy, M.D.	Director	October 30, 2014

By:	/s/ James Nave James Nave	Director	October 30, 2014

By:	/s/ John Peter Sande III John Peter Sande III	Director	October 30, 2014

By:	/s/ Donald Snyder Donald Snyder	Director	October 30, 2014

By:	/s/ Sung Won Sohn Sung Won Sohn	Director	October 30, 2014

By:	/s/ Kenneth A. Vecchione Kenneth A. Vecchione	Director	October 30, 2014